UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

On February 2, 2007, in accordance with the terms of that certain Agreement and Plan of Merger, dated as of October 30, 2006, by and among Trustreet Properties, Inc. (the “Company”), CNL APF Partners, LP and General Electric Capital Corporation (“GECC”), our Board of Directors adopted the First Amendment to the Third Amended and Restated Bylaws (the “Bylaws”) of the Company by inserting a new Section 2.12 into Article II of the Bylaws (the “Amendment”). The Amendment was adopted in order to opt out of the Maryland Control Share Acquisition Act (Title 3, Subtitle 7 of the Maryland General Corporation Law) with respect to any acquisition of shares of our stock by GECC, or any present or future affiliates, associates or other person acting in concert or as a group with such person or any present or future affiliates or associates of GECC, or any other person acting in concert or as a group with it.

The above summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are included in this Form 8-K.

(c) Exhibits.
3.1	First Amendment to the Third Amended and Restated Bylaws of Trustreet Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTREET PROPERTIES, INC.

	By:	/s/ STEVEN D. SHACKELFORD
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer
Date: February 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to the Third Amended and Restated Bylaws of Trustreet Properties, Inc.